FIRST AMENDMENT TO STOCK OPTION AGREEMENT


         THIS FIRST AMENDMENT TO STOCK OPTION AGREEMENT ("Amendment") is made effective as of the 19th day of December by and between [NAME], an individual ("Optionor"), and NET INTEGRATED SYSTEMS LTD., a Bermuda corporation
("Optionee"). Optionor and/or Optionee are sometimes herein referred to individually as a "party" and collectively as the "parties."

         This Amendment shall, and hereby does, amend that certain Stock Option Agreement by and between the parties hereto which was made effective as of December 14, 2001 ("Agreement") so that notwithstanding the provisions of
Section 1 of the Agreement, if the Option (as defined in the Agreement) is exercised because of an Event of Default which remains uncured under that certain Secured Loan Agreement between Optionee and Accesspoint Corporation, a Nevada corporation ("APC"), and Optionor determines to direct the exercise proceeds to APC, the exercise price shall be the lesser of the then fair market price as quoted on the Over-The-Counter Bulletin Board or Two Dollars ($2.00) per share. Section 1, entitled Option Granted, of the Agreement shall be deemed amended and revised accordingly. The remaining provisions of the Agreement shall remain unchanged.

         IN WITNESS WHEREOF, this Amendment is made effective on the date first set forth above. All provisions of this Amendment are hereby incorporated into the Agreement. This Amendment is to be attached to the Agreement and become a part of the Agreement. This Amendment and the Agreement shall be read together as a single document. The provisions contained in this Amendment shall supplant and replace any conflicting provisions in the Agreement. The provisions in this Amendment shall control over any conflicting provisions in the Agreement. All non-conflicting provisions contained in the Agreement shall survive this Amendment and remain in full force and effect when read in conjunction with this Amendment. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                    OPTIONOR:

                                    [NAME]

                                    By:/s/[NAME]
                                    --------------------------------------
                                    [NAME]
                                    --------------------------------------


                                    OPTIONEE:

                                    NET INTEGRATED SYSTEMS LTD.


                                    By:/s/William R. Barber
                                    --------------------------------------
                                    William R. Barber, President



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